Ex-(a)(1)(ii)

Nuveen Preferred and Income Term Fund

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1

ADD 2

ADD 3

ADD 4

ADD 5

ADD 6

C 1234567890   J N T

Tax ID certification on file: <Certified Y/N>

TOTAL SHARES 1234567890

LETTER OF TRANSMITTAL TO TENDER SHARES OF NUVEEN PREFERRED AND INCOME TERM FUND

Pursuant to the Offer to Purchase dated July 17, 2024, Nuveen Preferred and Income Term Fund (the “Fund”) has offered to purchase up 19,265,404 of its common shares. The offer expires at 5:00 p.m., New York City time, on August 14, 2024, unless extended. See Instructions on the reverse side.

I/we, the undersigned, hereby surrender to you for tendering the share(s) identified below. I/we hereby agree to the terms and conditions of the Offer to Purchase dated July 17, 2024 (“Offer to Purchase”). I/we hereby certify and warrant that: (i) I/we have received and read the Offer to Purchase; (ii) I/we have complied with all instructions on the reverse side of this Letter of Transmittal and the requirements of the Offer to Purchase; (iii) I/we have full authority to surrender these certificate(s) and give the instructions in this Letter of Transmittal; and (iv) the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

Any shareholder using the book-entry delivery procedures to tender or deposit outstanding Shares as described in the Offer to Purchase is not required to physically deliver this Letter of Transmittal to the Depositary but will be bound by its terms as if such shareholder had signed and submitted it.

Please complete the back if you would like to transfer ownership or request special mailing.

Breakdown of your holding here at Computershare:

Total Certificated Shares	Total Book-Entry Share	Total Shares
1234567890	1234567890	1234567890
1

Signature: This form must be signed by all of the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith. If this Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, agents, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Fund of their authority to so act, or in lieu of evidence guaranteed by an Eligible Institution. Additionally, if any of the tendered Shares are held of record by two or more joint holders, all such holders must sign this Letter of Transmittal.

Signature of Shareholder	Date	Daytime Telephone #

Signature of Shareholder	Date	Daytime Telephone #

PLACE AN X IN ONE TENDER BOX ONLY
2		3
☐ Tender All	or	☐ Partial Tender AMOUNT OF SHARES TENDERED

Please locate your certificate(s) and send them along with the completed Letter of Transmittal.

IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED, SEE INSTRUCTION 6.

1 2 3 4 5 6 7 8 9 0 1 2 T E N D N B B C 0 1

01UQ0J

Document Number

4 Special Transfer Instructions		5 Special Mailing Instructions
If you want your stock certificate(s) for Fund shares and/or check for cash to be issued in another name, fill in this section with the information for the new account/payee name.	Signature Guarantee Medallion	Fill in ONLY if you want your stock certificate(s) for Fund shares and/or check for cash to be mailed to someone other than the registered holder or to the registered holder at an address other than that shown on the front of this Letter of Transmittal.
(Title of Officer Signing this Guarantee)

Name (Please Print First, Middle & Last Name)	(Name of Guarantor - Please Print)	Name (Please Print First, Middle & Last Name)
Address (Number and Street)	(Address of Guarantor Firm)	Address (Number and Street)

(City, State & Zip Code)

(City, State & Zip Code)
(Tax Identification or Social Security Number)

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

1.    Sign, date and include your daytime telephone number in this Transmittal form in Box 1. After completing all other applicable sections, return this Letter of Transmittal and your stock certificates in the enclosed envelope. The method of delivery of any documents, including share certificates, is at the election and risk of the tendering shareholder. If documents are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested.

2.    If you are tendering all your shares for cash, please check this box only.

3.    If you are tendering some of your shares for cash, please check the box, indicate the number of shares you wish to tender and receive in cash.

4.    If you want your certificate(s) for Fund shares and/or check for cash to be issued in another name, fill in Box 4. Special Transfer Instructions must be medallion guaranteed.

5.    Complete Box 5 only if your certificate(s) for Fund shares and/or check for cash is to be delivered to a person other than the registered holder or to the registered holder at a different address.

6.    Mutilated, Lost, Stolen or Destroyed Certificates. If any certificate representing Shares has been mutilated, lost, stolen or destroyed, the shareholder should promptly call the Depositary at (800) 257 8787. The shareholder will then be instructed by the Depositary as to the steps that must be taken to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.

Form W-9: Under U.S. Federal Income Tax law, a stockholder is required to provide Computershare with such shareholder’s correct Taxpayer Identification Number. If your Taxpayer Identification Number is not certified on our records, we have enclosed a

Form W-9 for you to complete and return. Failure to provide the information on the form may subject you to backup withholding on any reportable payment. If you are a foreign individual seeking to qualify as an exempt recipient from backup withholding, you must complete and submit the enclosed Form W-8BEN to Computershare.

The Information Agent for the Offer is: Georgeson LLC All Holders Call Toll Free: 866-679-9573

The Depositary for the Offer is:

Computershare

By Mail:

Computershare Trust Company, N.A. c/o Voluntary Corporate

Actions P.O. Box 43011 Providence, RI 02940-3011

By Registered, Certified or Express Mail or Overnight Courier:

Computershare Trust Company, N.A. c/o Voluntary Corporate

Actions 150 Royall Street, Suite V, Canton, MA 02021

[INSERT FORM W-9 REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION]1

1 https://www-us.computershare.com/Investor/help/PrintableForms (W-9 - Request for Taxpayer Identification and Certification)

[INSERT FORM W-8BEN CERTIFICATE OF FOREIGN STATUS OF BENEFICIAL OWNER]2

2 https://www-us.computershare.com/Investor/help/PrintableForms (W-8BEN - Certificate of Foreign Status of Beneficial Owner)